EXHIBIT 5.1

OPINION OF SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

August 4, 2010

RealD Inc.

100 N. Crescent Drive

Suite 120

Beverly Hills, California  90210

Re:                               Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by RealD Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, covering 9,088,810 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which may be issued pursuant to the Company’s 2004 Amended and Restated Stock Incentive Plan (the “2004 Plan”) and the Company’s 2010 Stock Incentive Plan (the “2010 Plan”) (collectively, the 2004 Plan and 2010 Plan hereinafter will be referred to as the “Plans”), comprised of:

a) up to 5,338,810 shares of Common Stock that may be issued pursuant to outstanding stock options under the 2004 Plan; and

b) up to 3,750,000 shares of Common Stock that may be issued pursuant to awards granted under the 2010 Plan.

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the Registration Statement, the Company’s certificate of incorporation dated April 8, 2010, as amended on June 28, 2010 and July 12, 2010 and as in effect on the date hereof, the Company’s bylaws dated April 8, 2010 and as in effect on the date hereof, the proceedings taken by the Company with respect to the authorization and adoption of the 2004 Plan and 2010 Plan, resolutions adopted by the Board of Directors and stockholders of the Company, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original of all documents submitted to us as certified or reproduced copies.  We have also assumed that either (i) the stock certificates to be issued to represent the Shares (collectively, the “Stock Certificates”) will conform to the specimen common stock certificate submitted to us, and such Stock Certificates will be duly executed by the Company and countersigned by the transfer agent therefor in accordance with Section 158 of the Delaware General Corporation Law (“Section 158”), or (ii) the Shares will be uncertificated in accordance with Section 158 and the Company’s bylaws, and the transfer agent therefor will register the purchaser thereof as the registered owner of any uncertificated Shares on its stock transfer books and records.  We have further assumed that (a) shares currently reserved will remain available for the issuance of the Shares, and (b) neither the Company’s charter documents nor any of the proceedings relating to either the Plans or any of the option agreements relating to the Shares, will be rescinded, amended or otherwise modified prior to the issuance of the Shares.  We have also obtained from public officials and officers of the Company certificates or comparable documents as to certain factual matters.  We have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

Based on the foregoing review, and in reliance thereon, we are of the opinion that if, as and when the Shares are issued and paid for as contemplated in the applicable stock option or other agreements provided for under the applicable Plan and sold as contemplated in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus incorporated by reference to the Registration Statement.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law.

This opinion letter is rendered to you solely for use in connection with the issuance and sale of the Shares in accordance with the Registration Statement as of the date first written above and is not to be relied on for any other purpose.  We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Plans, the option or other agreements related to the Shares, or the Registration Statement.

Respectfully submitted,

By: /s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

Sheppard, Mullin, Richter and Hampton LLP